Exhibit 10J

FIRST AMENDING AGREEMENT

Made as of September 13, 2006

Among

SUNOPTA INC.

SUNOPTA LP

SUNOPTA FOOD GROUP LLC

as Borrowers

and

EACH OF THE FINANCIAL INSTITUTIONS
AND OTHER ENTITIES FROM TIME TO TIME
PARTIES HERETO

as Lenders

and

CERTAIN AFFILIATES OF

THE BORROWERS

as Obligors

and

BANK OF MONTREAL
 as Agent

and

HARRIS N.A.
 as US Security Agent and
as US Administrative Agent

FIRST AMENDING AGREEMENT

This first amending agreement is made as of the 13th day of September, 2006

A M O N G

SUNOPTA INC.

SUNOPTA LP

SUNOPTA FOOD GROUP LLC

as Borrowers

and

EACH OF THE FINANCIAL INSTITUTIONS
AND OTHER ENTITIES FROM TIME TO TIME
PARTIES HERETO

as Lenders

and

CERTAIN AFFILIATES OF

THE BORROWERS

as Obligors

and

BANK OF MONTREAL
 as Agent

and

HARRIS N.A.
 as US Security Agent and
as US Administrative Agent

WITNESSES THAT WHEREAS:

(a)

the Lenders made credit facilities available to the Borrowers on the terms and conditions set out in a third amended and restated credit agreement dated as of December 9, 2005 among the Borrowers, Lenders, certain affiliates of the Borrowers, as Obligors, Bank of Montreal, as Agent, and Harris N.A., as US Security Agent and as US Administrative Agent (the "Credit Agreement"); and

(b)

the parties to the Credit Agreement have agreed to amend the Credit Agreement in the manner set forth herein in order to, among other things, approve certain acquisitions and increase the principal amount available under certain credit facilities.

NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties covenant and agree with each other as follows:

SECTION 1
INTERPRETATION

1.1

Definitions from Agreement.  Capitalized terms defined in the Credit Agreement have the same meanings in this First Amending Agreement unless otherwise defined herein or the context expressly or by necessary implication requires otherwise.  This First Amending Agreement is referenced herein as the "First Amending Agreement".  For greater certainty, this First Amending Agreement amends the Credit Agreement and the term "Agreement", as defined in the Credit Agreement, includes (unless the context expressly or by necessary implication requires otherwise) this First Amending Agreement to the extent of such amendments.  For purposes of this First Amending Agreement, the term "First Amending Closing Date" means September 20, 2006.

1.2

New and Revised Definitions.  Section 1.1 of the Credit Agreement is hereby amended as follows:

(a)

the definition of "Advance" is amended in clause (b) thereof by deleting reference to the text “an Overdraft” and replacing it with reference to the text ", a Swing Loan";

(b)

the definition of "Facility A Borrowing Base" is amended by deleting reference to the Facility A Eligible Inventory lending value limit of "$7,500,000" and replacing it with reference to "$12,500,000";

(c)

the definition of "Facility B Borrowing Base" is amended by deleting reference to the Facility B Eligible Inventory lending value limit of "US$13,000,000" and replacing it with reference to "US$15,000,000";

(d)

the definition of "EBITDA" is amended by adding to the end thereof the following text:

For the purposes of calculating the Consolidated Borrower's EBITDA, during the first year following the closing of the Purity Investment, in lieu of calculating EBITDA in respect of the assets, shares and businesses acquired pursuant to the Purity Investment (collectively the “Purity Assets”) on a rolling, past four-quarter basis, the Borrowers shall be permitted to include in EBITDA for the Purity Assets a four fiscal quarter calculation determined as the sum of: (a) the actual EBITDA of the Purity Assets for each fiscal quarter after the closing of the Purity Investment; and (b) a deemed amount of US$700,000 for each such remaining fiscal quarter required to complete such four quarter EBITDA calculation, provided, however that the Consolidated Borrower may use an EBITDA amount of US$2,800,000 in respect of the Purity Assets as of September 30, 2006.  For greater certainty, as an example: (a) for the first fiscal quarter following the closing of the Purity Investment (namely, December 31, 2006), the actual EBITDA for such quarter along with a deemed three fiscal quarter EBITDA amount of US$2,100,000 shall be used in the calculation of EBITDA in respect of the Purity Assets; (b) for the second fiscal quarter following the closing of the Purity Investment (namely, March 31, 2007), the actual EBITDA for the first two such quarters along with a deemed two quarter EBITDA amount of US$1,400,000 shall be used in the calculation of EBITDA in respect of the Purity Assets; and (c) so forth.  For further greater certainty, after the first year following the closing of the Purity Investment, the calculation of EBITDA in respect of the Purity Assets shall be completed on a rolling four-quarter basis using historical EBITDA of the Purity Assets.

(e)

the definition of "Loan" is amended such that the text "a Swing Loan," is inserted immediately after reference to the text "Overdraft, ";

(f)

the definition of "Maturity Date" is amended such that both references to "October 31, 2006" are hereby deleted and replaced with reference to "October 31, 2007";

(g)

the definition of "Permitted Investments" is amended by replacing the first reference to "US$5,000,000" and replacing it with reference to "US$7,500,000", and replacing both references to "US$15,000,000" with reference to "US$22,500,000", such that the amended definition reads as follows:

"Permitted Investments" means Investments by any Obligor in Persons or assets principally related to the natural or organic food business, provided that (i) each Investment shall not exceed a maximum amount of US$7,500,000 (which amount shall include any Debt assumed and any projected earn out payments required to be made as a result of such Investment), (ii) the aggregate of all Investments made by all Obligors in any fiscal year of SunOpta shall not exceed an aggregate maximum amount of US$22,500,000, (iii) each Investment in any such Person or assets shall be accretive to the earnings of the relevant Obligor, (iv) each Investment in any such Person shall be consented to by such Person or its shareholders or directors, as applicable, and such Investment shall not be or consist of a hostile takeover, (v) the Obligor shall acquire a 100% ownership interest in the relevant Person if the Investment is effected by way of a share purchase, (vi) all Debt attached to or associated with such Investment (other than in favour of the Lenders hereunder) must be repaid upon the closing of the Investment and all Liens in connection therewith must be discharged.  Notwithstanding the foregoing, if the Investment is in a Person that will, as a result of such Investment, become a subsidiary, the Borrower may take up to 30 days after making such Investment to repay all Debt attached to or associated with such Investment (other than in favour of the Lenders hereunder), discharge all Liens and provide the Lenders with such first ranking security as the Lenders may require, and (vii) if the Investment in whole or in part is to be funded by the proceeds of Advances under Facility A or Facility B, then after giving effect to the requested Advance under either Facility A or Facility B, as applicable, there shall remain available for borrowing an amount of at least US$5,000,000 either under Facility A or Facility B.  For greater certainty, no separate Investment shall be permitted if such Investment were to cause the foregoing US$22,500,000 aggregate limit to be exceeded or the proposed Investment otherwise contravenes the provisions of this Agreement.

(h)

the definition of "US Overdraft" is hereby amended as such that the text "or Facility B" and the text "or Harris" contained therein is hereby deleted;

(i)

the following definitions are inserted in the Credit Agreement at the appropriate alphabetical location:

"Purity Investment" means the acquisition by SunOpta of (i) all of the assets of Purity Life Health Products Limited pursuant to the provisions of an asset purchase agreement dated on or about September 15, 2006 among, inter alia, SunOpta, Purity Life Health Products Limited, Adept Inc., David Chapman and Elyse Chapman, (ii) all of the shares or assets, as applicable, of Esstential Phytosterolins Inc. pursuant to the provisions of a share purchase agreement or an asset purchase agreement, as applicable, dated on or about September 15, 2006 among, inter alia, SunOpta, Adept Inc., David Chapman and Elyse Chapman, and (iii) all of the shares of 2035181 Ontario Inc., Marathon Natural Foods Ltd. and Essential Phytosterolins U.S.A. Inc. pursuant to the provisions of a share purchase agreement dated on or about September 15, 2006 among, inter alia, SunOpta, Adept Inc., David Chapman and Elyse Chapman.

"Sweep to Loan Program" means the program established by Harris pursuant to which SunOpta Food Group may link one or more deposit accounts maintained by it with Harris with a commercial loan facility provided by Harris.

"Swing Line Sublimit" means $5,000,000, as reduced pursuant to the terms hereof, by mutual agreement of Harris and SunOpta Food Group or by Harris in its discretion.

"Swing Loan" has the meaning assigned thereto in Section 3.18.

1.3

References to Northern Food and Sonne Labs. For greater certainty, all references to Northern Food and Sonne Labs, respectively, contained in the Credit Agreement and the Documents are hereby amended and are now and shall for all purposes be deemed to be references to SunOpta Ingredients and SunOpta Aseptic, respectively, and their successors and permitted assigns, as, effective as of January 1, 2006, Northern Food merged into SunOpta Ingredients under the laws of Delaware and Sonne Labs merged into SunOpta Aseptic under the laws of Minnesota.

1.4

Headings.  The insertion of headings in this First Amending Agreement is for convenience of reference only and shall not affect the interpretation of this First Amending Agreement.

SECTION 2
THE CREDIT FACILITIES

2.1

Establishment of Credit Facilities.  Section 3.1 of the Credit Agreement is hereby amended as follows:

(a)

the reference to the Facility A aggregate principal amount of "$15,000,000" in Section 3.1(a) is deleted and replaced with reference to $25,000,000; and

(b)

the reference to the Facility B aggregate principal amount of "US$25,000,000" in Section 3.1(b) is deleted and replaced with reference to "US$30,000,000".

2.2

Availability of Credit Facilities.   Section 3.2 of the Credit Agreement is hereby amended as follows:

(a)

the reference to the amount of "$15,000,000" in Section 3.2(a) is deleted and replaced with reference to "$25,000,000";

(b)

the reference to the amount of "US$25,000,000" in Section 3.2(b) is deleted and replaced with reference to "US$30,000,000";

(c)

the reference to the amount of "$3,000,000" in Section 3.2(e)(i) is deleted and replaced with reference to "$25,000,000"; and

(d)

the references to the text "U.S. Overdraft" and the amount of "US$3,000,000" in Section 3.2(e)(ii) are hereby deleted and replaced, respectively, with reference to the text "Swing Loans" and to an amount of "US$5,000,000".

2.3

Revolving Nature. Section 3.4(b) of the Credit Agreement is hereby amended such that reference to the text "U.S. Overdrafts" contained therein is deleted and replaced with reference to the text "Swing Loans".

2.4

Purpose.  Each of Section 3.5(a) and Section 3.5(b) of the Credit Agreement is hereby amended such the following text is added to the end of each such Section:  ", and to assist with the financing of Permitted Investments".

2.5

Swing Loans. The following text is hereby inserted into the Credit Agreement as new Section 3.18:

3.18 Swing Loans.

(a)

Generally. Subject to the terms and conditions hereof, as part of Facility B, Harris agrees to make loans in US Dollars to the SunOpta Food Group under the swing line established hereby (individually a "Swing Loan" and collectively the "Swing Loans") which shall not in the aggregate at any time outstanding exceed the Swing Line Sublimit.  The Swing Loans may be availed of by SunOpta Food Group from time to time and borrowings thereunder may be repaid and used again during the period ending on the Maturity Date in respect of Facility B.  Each Swing Loan shall be in a minimum amount of US$250,000 or such greater amount which is an integral multiple of US$100,000, unless made pursuant to the Sweep to Loan Program.

(b)

The Sweep to Loan Program. SunOpta Food Group may elect in its discretion to participate in the Sweep to Loan Program offered by Harris to its customers.  In the event SunOpta Food Group participates in the Sweep to Loan Program, SunOpta Food Group’s and Harris’ respective rights and obligations thereunder shall be governed by the documentation entered into between them from time to time, except as otherwise expressly provided in this Agreement.

(c)

Requests for Swing Loans. SunOpta Food Group shall give Harris prior notice (which may be written or oral) no later than 12:00 Noon (Chicago time) on the date upon which SunOpta Food Group requests that any Swing Loan be made, of the amount and date of such Swing Loan, and the interest period requested therefor.  SunOpta Food Group hereby authorizes Harris to make Swing Loans hereunder without specific request by SunOpta Food Group in accordance with and as part of the Sweep to Loan Program.  Subject to the terms and conditions hereof, the proceeds of such Swing Loan shall be made available to SunOpta Food Group on the date so requested at the offices of Harris in Chicago, Illinois, by depositing such proceeds to the credit of SunOpta Food Group’s operating account maintained with Harris or as SunOpta Food Group and Harris may otherwise agree.  Anything contained in the foregoing to the contrary notwithstanding,  (i) the obligation of Harris to make Swing Loans shall be subject to all of the terms and conditions of this Agreement and (ii) Harris shall not be obligated to make more than one Swing Loan during any one day.

(d)

Refunding Loans. In its sole and absolute discretion, Harris may at any time, on behalf of SunOpta Food Group (which hereby irrevocably authorizes Harris to act on its behalf for such purpose) and with notice to SunOpta Food Group, request each Facility B Lender to make an Alternate Base Rate Loan in an amount equal to such Facility B Lender’s Rateable Portion of the amount of the Swing Loans outstanding on the date such notice is given.  Unless an Event of Default described in Section 10.1(i) or 10.1(j) exists with respect to SunOpta Food Group, regardless of the existence of any other Event of Default, each Facility B Lender shall make the proceeds of its requested Alternate Base Rate Loan available to Harris, in immediately available funds, at Harris’ principal office in Chicago, Illinois, before 12:00 Noon (Chicago time) on the Business Day following the day such notice is given.  The proceeds of such Alternate Base Rate Loans shall be immediately applied to repay the outstanding Swing Loans.

(e)

Participations. If any Facility B Lender refuses or otherwise fails to make an Alternate Base Rate Loan requested by Harris pursuant to Section 3.18(d) above (because an Event of Default described in Section 10.1(i) or 10.1(j) exists with respect to SunOpta Food Group or otherwise), such Facility B Lender will, by the time and in the manner such Alternate Base Rate Loan was to have been funded to Harris, purchase from Harris an undivided participating interest in the outstanding Swing Loans in an amount equal to its Rateable Portion of the aggregate principal amount of Swing Loans that were to have been repaid with such Alternate Base Rate Loans.  Each Facility B Lender that so purchases a participation in a Swing Loan shall thereafter be entitled to receive its Rateable Portion of each payment of principal received on the Swing Loan and of interest received thereon accruing from the date such Facility B Lender funded to Harris its participation in such Loan.  The several obligations of the Facility B Lenders under this Section shall, subject to Section 12.21 hereof, be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Facility B Lender may have or have had against SunOpta Food Group, any other Facility B Lender or any other Person whatsoever.  Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of the Facility B Commitment of any Facility B Lender, and each payment made by a Facility B Lender under this Section shall be made without any offset, abatement, withholding or reduction whatsoever.

SECTION 3
INTEREST

3.1

Rate. Section 4.2(a) of the Credit Agreement is hereby amended such that the second reference to the text "US Overdrafts" contained in the third last line of such section is hereby deleted and replaced with reference to the text "Swing Loans".

3.2

Change of Rate. Section 4.2(b) of the Credit Agreement is hereby amended such that text ", Swing Loan" is hereby inserted immediately after reference to the text "US Overdraft” contained therein.

3.3

Calculation. Section 4.2(c) of the Credit Agreement is hereby amended such that (i) the text ", Swing Loan" is hereby inserted immediately after both references in such Section to the text "US Overdrafts" contained therein, and (ii) the text "365 or 366 days" is hereby deleted and replaced with the text "360, 365 or 366 days".

3.4

Payment of Interest. Section 4.2(d) of the Credit Agreement is hereby amended such that (i) the text ", Swing Loans" is hereby inserted after the text "US Overdrafts" contained in the first line of such section, and (ii) the text "U.S. Overdrafts" referred to in the second last line of such section is hereby deleted and replaced with reference to the text "Swing Loans".

SECTION 4
CONDITIONS AND COVENANTS

4.1

Condition.  Section 8.2 of the Credit Agreement is hereby amended such that the following text is added as new clause (f) to such Section.

(f) Material Adverse Change. No Material Adverse Change shall have occurred with respect to the Obligors.

4.2

Purity Investment.  The following paragraph is added as paragraph (t) to Section 9.1:

(t)

Purity Investment.  On or before that date which is 30 days after the closing of the Purity Acquisition it shall provide, or it shall cause to be provided, to the Agent or the US Security Agent, as it or they may require in their sole and absolute discretion:

(i)

Additional Obligor Counterparts duly executed by each of 2035181 Ontario Inc., Marathon Natural Foods Limited and Essential Phytosterolins U.S.A. Inc. (collectively, the “Purity Group”), along with all guarantees and security documents as may be referenced therein or otherwise required by the Lenders;

(ii)

a certificate in respect of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of the Purity Group, indicating loss payable to the Agent or the US Security Agent, as applicable;

(iii)

terminations, releases and discharges of indebtedness and security from any creditor of the Purity Group, Purity Life Health Products Limited or Essential Phytosterolins Inc. identified by the Agent as being required by the Agent and the Lenders to be terminated, released or discharged;

(iv)

any legal opinions of counsel to the Obligors and the Purity Group regarding, inter alia, each entity’s incorporation, existence, due authorization, execution, delivery and enforceability of the documents identified in clause (i) above;

(v)

a duly completed Environmental Checklist in the Agent’s or the US Security Agent’s standard form, or, if available, Phase I environmental reports, in respect of the Purity Group;

(vi)

the Obligors shall provide to the Agent and/or the U.S. Security Agent, as applicable, the original share certificates issued in its name in respect of the shares that it holds in the capital of the Purity Group, along with duly executed stock transfer powers of attorney, in form and substance satisfactory to the Agent and/or the US Security Agent, as applicable;

(vii)

duly executed subordination agreements from each Person identified by the Agent;

(viii)

landlord waivers satisfactory to the Agent and/or the US Security Agent in respect of real property leased by the Purity Group; and

(iv)

all such other documents as the Agent, the US Security Agent or the Lenders may reasonably request including without limitation an update of Schedules B, C, E, G, I, J, K, L and R in order to account for the changes resulting from the Purity Investment.

4.3

Debt. Section 9.2(d) of the Credit Agreement is hereby amended such that the (i) the word “and” is deleted immediately before reference to “(viii)” and, (ii) the following text is inserted at the end of such Section: “; and (ix) unsecured Debt to BMO in an amount not in excess of Cdn$150,000 and US$50,000, respectively, in respect of MasterCard corporate credit cards issued by BMO to the Obligors".

4.4

Loans and Investments.  Section 9.2(n) of the Credit Agreement is hereby amended by deleting the word "and" in the second last line of such Section and adding to the end thereof "; and (F) except for the Purity Investment" after the term "US$8,000,000".

4.5

Funded Debt to EBITDA Ratio.  Section 9.3(a) of the Credit Agreement is hereby amended by adding the words ", including the Purity Investment" after the word Obligor in the second last line of such Section.

4.6

Quarterly Reporting.  Section 9.4 (a) of the Credit Agreement is hereby amended such that the Borrower is no longer required to deliver to the Agent the consolidating spreadsheets and the quarterly report of Management to the board of directors of SunOpta contemplated therein.

4.7

Borrowing Base Statement.  Section 9.4(b) of the Credit Agreement is hereby amended such that within 30 days of the end of each month, the Facility A Borrower and SunOpta Food Group are no longer required to deliver a full listing of aged Accounts Receivable and detailed list of Inventory, rather the Facility A Borrower and/or SunOpta Food Group will, as applicable, delver a summary listing of aged Accounts Receivable and a summary listing of Inventory acceptable to the Agent and/or the US Administrative Agent, as applicable.

SECTION 5
DEFAULT AND ENFORCEMENT

5.1

Events of Default.  Sections 10.1(k) to, and including, 10.1(q) of the Credit Agreement are hereby deleted and replaced with the following paragraphs:

(k)

Creditor Action.  Any secured creditor, encumbrancer or lien or, or any trustee, interim receiver, receiver, receiver and manager, administrative receiver, agent, bailiff or other similar official appointed by any secured creditor, encumbrancer or lienor, takes possession of, forecloses, seizes, retains, sells or otherwise disposes of, or otherwise proceeds to enforce security over, all or a substantial part of the assets of any Obligor or gives notice of its intention to do any of the foregoing.

(l)

Material Contracts.  Any Obligor defaults in any material respect under any Material Contract and all applicable notice or cure periods under the Material Contract have expired and the default has not been cured or waived.

(m)

Change of Control Regarding Persons Other Than SunOpta.  There occurs, directly or indirectly, a change in the legal or beneficial ownership of any shares in the capital stock of any Obligor (other than SunOpta) or any Subsidiary such that SunOpta shall cease to own or control, directly or indirectly, shares or ownership interests of such Obligor or Subsidiary carrying voting rights sufficient to permit SunOpta to elect a majority of the members of the board of directors of such Obligor or Subsidiary.

(n)

Change of Control Regarding SunOpta.   There occurs, directly or indirectly, a change in the legal or beneficial ownership of any shares in the capital stock of SunOpta such that a Person or group of Persons acting in concert beneficially owns or controls 51% or more of the shares of SunOpta carrying voting rights.

(o)

Pension Plan.  If any of the following events shall occur with respect to any Canadian Pension Plan or US Pension Plan: (i) the institution of any steps by any Obligor or any member of its Controlled Group or any applicable regulatory authority to terminate a Canadian Pension Plan or US Pension Plan (wholly or in part) if, as a result of such termination, any Obligor may be required to make an additional contribution to such Canadian Pension Plan or US Pension Plan, or to incur an additional liability or obligation to such Canadian Pension Plan or US Pension Plan, equal to or in excess of $1,000,000 or the equivalent thereof in another currency; or (ii) a contribution failure occurs with respect to any US Pension Plan sufficient to give rise to a lien or charge under Section 302(f) of ERISA or under any applicable pension benefits legislation in any other jurisdiction.

5.2

Material Adverse Effect.  For greater certainty, paragraph 10.1(m) of the Credit Agreement has been deleted in its entirety, and for greater certainty, no event or circumstance which has a Material Adverse Effect on any Obligor shall entitle the Agent, the U.S. Administrative Agent or the Lenders to declare that an Event of Default has occurred, unless such event or circumstance would otherwise constitute a Default or an Event of Default without reference to the concept or definition of Material Adverse Effect.

SECTION 6
SCHEDULES

6.1

Schedules.  The following schedules to the Credit Agreement are hereby deleted and replaced with the corresponding following schedules attached as Exhibit "I"

Schedule T - Compliance Certificate

Schedule V - Commitments

SECTION 7
CONDITIONS PRECEDENT

7.1

Conditions Precedent.  The effectiveness of this First Amending Agreement is subject to and conditional upon the satisfaction of the following conditions:

(a)

Delivery of Documents.  The Agent or the US Security Agent, as applicable, shall have received on or before the First Amending Closing Date Sufficient Copies, in form and substance satisfactory to the Agent, the US Security Agent and the Lenders, as applicable, of the following:

(i)

this First Amending Agreement duly executed by all of the parties hereto;

(ii)

a Certificate of each of the Obligors, dated as of the date hereof certifying that:

A.

its constating documents and the by-laws, which shall be attached thereto or cross-referenced therein, as applicable, are complete and correct copies and are in full force and effect; and

B.

all resolutions and all other authorizations necessary to authorize the execution and delivery of and the performance by it of its obligations under, as applicable, the Credit Agreement, this First Amending Agreement and the other Documents to which it is a party and all the transactions contemplated thereby; and

(iii)

all such other documents as the Agent, the US Security Agent or the Lenders may reasonably request including without limitation an updated consolidated promissory note from SunOpta Food Group to SunOpta LLC pledged to the US Security Agent on behalf of the Lenders and relevant mortgage supplements.

(b)

Due Diligence.  The Agent and the Lenders shall have completed their business, legal and accounting due diligence with results satisfactory to them.

(c)

Material Adverse Change.  No Material Adverse Change shall have occurred with respect to the Obligors.

(d)

Purity Investment.  The Agent, the US Administrative Agent, US Security Agent and the Lenders shall be satisfied with the terms and conditions upon which SunOpta or a Subsidiary proposes to and does in fact effect the Purity Investment.

(e)

Opinions.  Opinions of counsel to the Obligors, addressed to the Agent, each Lender and counsel to the Agent with respect to, inter alia, due authorization, execution and delivery of the First Amending Agreement and the enforceability of the First Amending Agreement and the Credit Agreement as amended by the First Amending Agreement.

7.2

Waiver.  The conditions stated in Section 7.1 immediately above are inserted for the sole benefit of the Agent, the US Security Agent and the Lenders and may only be waived by the Unanimous Lenders, in whole or in part, with or without terms or conditions.

SECTION 8
REPRESENTATIONS AND WARRANTIES

8.1

Representations.  Each of the Obligors represent and warrant to the Agent, the US Security Agent and the Lenders that:

(a)

the Credit Agreement, as amended by this First Amending Agreement, is its legal, valid and binding obligation, enforceable against each of the Obligors in accordance with its terms, subject to (i) applicable bankruptcy, reorganization, moratorium or similar laws affecting creditors' generally, (ii) the fact that specific performance and injunctive relief may only be given at the discretion of the courts, and (iii) the equitable or statutory powers of the courts to stay proceedings before them and to stay the execution of judgments;

(b)

the Credit Agreement, as amended by this First Amending Agreement, does not conflict with any constating document, agreement, instrument or undertaking binding upon any Obligor or any of its properties; and

(c)

no Default or Event of Default now exists under the Credit Agreement or will exist after giving effect to this First Amending Agreement.

SECTION 9
GENERAL

9.1

Consent.  The Agent and the Lenders hereby consent to the corporate re-organization of the Obligors described in Exhibit “II” hereto.  The Obligors hereby represent and warrant that the corporate re-organization described in Exhibit “II” is true and correct in all respects and that there is no misstatement in, or omission of information from, Exhibit “II”.  SunOpta hereby covenants that it will advise the Agent in writing of each step of the corporate re-organization when it occurs or is completed, promptly upon such occurrence or completion.

9.2

Severability.  Any provision of this First Amending Agreement which is prohibited by the laws of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining terms and provisions hereof.

9.3

Costs, Expenses and Taxes.  The Obligors agree to pay, on demand, all reasonable costs and expenses of the Agent, the US Security Agent and the Lenders in connection with the preparation, execution, delivery, operation or enforcement of this First Amending Agreement and the Credit Agreement including, without limitation, the reasonable fees and out-of-pocket expenses of third parties, the Agents’ and the Lenders’ counsel and other professionals engaged by the Lenders with respect to the preparation, negotiation and documentation of this First Amending Agreement, the Security Documents, if any, and the related closing documents with respect thereto and with respect to advising the Agent, the US Security Agent and the Lenders of its or their rights and responsibilities in connection with the continuing operation of the Credit Agreement, as may be amended by this First Amending Agreement.

9.4

Form of Documents.  All documents delivered under or in connection with this First Amending Agreement or under or in connection with the Credit Agreement shall be in form and substance satisfactory to the Agent, the US Security Agent, the Lenders and their counsel.

9.5

Governing Law.  This First Amending Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and of Canada applicable therein and shall be treated in all respects as an Ontario contract.  The Obligors irrevocably attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario.

9.6

Governing Documents.  The Credit Agreement as amended by this First Amending Agreement and all other Documents delivered pursuant to or referenced in the Credit Agreement as amended by this First Amending Agreement constitute the complete agreement of the parties hereto with respect to the subject matter hereof and supersede any other agreements or understandings between each of the Obligors and the Lender.  Save as expressly amended by this First Amending Agreement, all other terms and conditions of the Credit Agreement remain in full force and effect unamended.

9.7

Time of the Essence.  Time shall be of the essence of this First Amending Agreement.

9.8

Acknowledgement of Obligors.  By signing this First Amending Agreement, each of the Obligors, as applicable, confirms that the guarantees given by each of them to the Agent, the US Security Agent, the US Administrative Agent and the Lenders and all Security Documents given by each of them as collateral security for their respective obligations, direct, indirect, absolute and/or contingent, remain in full force and effect and continue to support all of the Borrowers’ indebtedness and liabilities, present and future, to, the Agent, the US Security Agent, the US Administrative Agent and the Lenders including, without limitation, each Borrower's indebtedness and liabilities under the Credit Agreement and the Security Documents granted by each such Borrower.

9.9

Counterparts.  This First Amending Agreement may be executed and delivered in any number of counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

The parties have executed this Agreement as of the day and year first written above.

SUNOPTA INC.	By:_"John Dietrich"
2838 Hwy 7	Name: John Dietrich
Norval, Ontario LOP 1KO	Title: VP & CFO
Attention: Chief Financial Officer
Fax: (905) 455-2529

SUNOPTA LP	By:_"John Dietrich"
By: 1510146 Ontario Inc., its General	Name: John Dietrich
Partner	Title: VP & CFO

SUNOPTA FOOD GROUP LLC	By:_"John Dietrich"
Name: John Dietrich
Title: VP & CFO

SUNOPTA FOOD INGREDIENTS	By:_"John Dietrich"
CANADA, LTD.	Name: John Dietrich
Title: VP & CFO

1510146 ONTARIO INC.	By:_"John Dietrich"
Name: John Dietrich
Title: VP & CFO

3060385 NOVA SCOTIA COMPANY	By:_"John Dietrich"
Name: John Dietrich
Title: VP & CFO

DRIVE ORGANICS CORPORATION	By:_"John Dietrich"
Name: John Dietrich
Title: VP & CFO

SUNRICH LLC	By:_"John Dietrich"
Name: John Dietrich
Title: VP & CFO

SUNOPTA ASEPTIC, INC.	By:_"John Dietrich"
Name: John Dietrich
Title: VP & CFO:

SUNOPTA LLC	By:_"James Rifenbergh"
Name: James Rifenbergh
Title: Officer

ORGANIC INGREDIENTS INC.	By:_"John Dietrich"
Name: John Dietrich
Title: VP & CFO

SUNOPTA INGREDIENTS, INC.	By:_"John Dietrich"
Name: John Dietrich
Title: VP & CFO

SUNOPTA HOLDINGS INC.	By:_"John Dietrich"
Name: John Dietrich
Title: VP & CFO

SUNOPTA FINANCING INC.	By:_"John Dietrich"
Name: John Dietrich
Title: VP & CFO

PACIFIC FRUIT PROCESSORS INC.	By:_"John Dietrich"
Name: John Dietrich
Title: VP & CFO

BANK OF MONTREAL	By:_"K.W. Everett"
in its capacity as Agent	Name: K.W. Everett
Global Distribution Services	Title: Senior Syndications
100 King Street West
19th Floor
Toronto, Ontario
M5X 1A1
Attention: Manager, Global
Distribution Services
Fax: (416) 867-5938

HARRIS N.A.	By:_"Shane Koonce"
in its capacity as US Security Agent	Name: Shane Koonce
111 West Monroe Street	Title: Vice President
Chicago, Illinois
60603
Attention: Account Manager
Fax: 312-765-8095

HARRIS N.A.	By:_"Shane Koonce"
in its capacity as US Administrative	Name: Shane Koonce
Agent	Title: Vice President
111 West Monroe Street
Chicago, Illinois
60603
Attention: Account Manager
Fax: 312-765-8095

BANK OF MONTREAL	By:_"Gordon J. Card"
in its capacity as Lender	Name: Gordon J. Card
Corporate Finance	Title: Vice President
100 King Street West
11th Floor
Toronto, Ontario
M5X 1A1
Attention: Senior Manager
Fax: (416) 360-7168

BANK OF MONTREAL	By:_"Shane Koonce"
(Chicago Branch)	Name: Shane Koonce
in its capacity as Lender	Title: Vice President
12th Floor, West
115 South Lasalle Street
Chicago, Illinois
60603
Attention: Account Manager
Fax: 312-750-6057

HARRIS N.A.	By:_"Shane Koonce"
in its capacity as Lender	Name: Shane Koonce
111 West Monroe Street	Title: Vice President
Chicago, Illinois
60603
Attention: Account Manager
Fax: 312-765-8095

SUN LIFE ASSURANCE	By:_"Keith Cressman"
COMPANY OF CANADA	Name: Keith Cressman
in its capacity as Lender	Title: AVP, Private Placements
225 King Street West
Toronto, Ontario	By:_"Steve Theofanis"
M5V 3C5	Name: Steve Theofanis
Title: Director, Private Placements
Attention: Manh Pham
Director, Private Placements
Fax: 416-595-0131

THE MANUFACTURERS LIFE	By:_"Patrick Chen"
INSURANCE COMPANY	Name: Patrick Chen
in its capacity as Lender	Title: VP, CDN Private Placements
200 Bloor Street East
Floor NT-4 B-17
Toronto, Ontario
M4W 1E5
Attention: Patrick Chen
Fax: 416-852-6333

JOHN HANCOCK LIFE	By:_"Kenneth L. Warlick"
INSURANCE COMPANY	Name: Kenneth L. Warlick
in its capacity as Lender	Title: Authorized Signatory
128 South Tryon
Suite 1588
Charlotte, NC
28202
Attention: Kenneth L. Warlick
Fax: 704-377-2653

JOHN HANCOCK LIFE	By:_"Kenneth L. Warlick"
INSURANCE COMPANY	Name: Kenneth L. Warlick
(U.S.A.)	Title: Authorized Signatory
in its capacity as Lender
128 South Tryon
Suite 1588
Charlotte, NC
28202
Attention: Kenneth L. Warlick
Fax: 704-377-2653

EXHIBIT “I”

SCHEDULE T

COMPLIANCE CERTIFICATE

Date:__________________

This certificate is given by SunOpta Inc., a Canadian corporation (the "Borrower"), pursuant to Section 9.4(a) of the third amended and restated credit agreement dated as of December 9, 2005 (as the same may be amended, restated or replaced from time to time) among the Borrower, certain affiliates of the Borrower (as Obligors), each of the financial institutions and other entities from time to time parties thereto (as Lenders) and Bank of Montreal, as Agent (the "Credit Agreement").  Capitalized terms used but not defined herein have the meaning assigned to such terms set forth in the Credit Agreement.

The officer executing this certificate is the chief financial officer of the Borrower and as such is duly authorized to execute and deliver this certificate on behalf of the Borrower.  By executing this certificate such officer hereby certifies, in that capacity and not personally to the Lender that:

(a)

the financial statements delivered with this certificate in accordance with Section 9.4 of the Credit Agreement fairly present, in accordance with GAAP, the financial position and the results of the operations of the Borrower and the Obligors as of the dates of such financial statements (subject in the case of interim financial statements to normal year-end adjustments and the Schedules delivered with such financial statements present fairly the financial position and the results of operations of the Borrower and the Obligors (subject in the case of Schedules delivered with interim financial statements to normal year-end adjustments);

(b)

to the best of my knowledge, the Borrower and each Obligor, during the period covered by such financial statements, has observed and performed all of its covenants and other agreements, and satisfied every condition in the Credit Agreement to be observed, performed or satisfied by it, and I have obtained no knowledge of any Default or Event of Default [except as specified on the written attachment hereto];

(c)

all Material Contracts and Material Licenses, as currently disclosed on Schedule L to the Credit Agreement, remain in full force and effect and are not, to the best of my knowledge, threatened to be terminated over the course of the next six months.  In addition there are no new Material Contracts or Material Licenses currently in the process of being negotiated;

(d)

Exhibit A hereto is a correct calculation of each of the financial covenants contained in Section 9.3 of the Credit Agreement and Exhibit B hereto is a true and current copy of the quarterly report of management to the board of directors of SunOpta; and

(e)

no Obligor or Obligors, during the period covered by the financial statements referred to above, entered into any individual sale or sale/leaseback of fixed assets giving rise to Permitted Proceeds in excess of $500,000 [except as specified on the written attachment hereto].

IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed by its Chief Financial Officer this   13th   day of     September     , 2006.

SUNOPTA INC.

By:	“John Dietrich”
Name: John Dietrich
Title: Chief Financial Officer

EXHIBIT A TO COMPLIANCE CERTIFICATE

1.

Total Liabilities to Tangible Net Worth Ratio – consolidated company less Opta Minerals and Cleughs

Total Liabilities less Subordinated Debt

Shareholders Equity plus Subordinated Debt
less:

Deferred tax (asset) liability – current

Deferred tax (asset) liability – long term
Goodwill and intangibles
Other intangible assets

Tangible Net Worth

Ratio
Required Maximum
Exess

IN COMPLIANCE:  Yes or No

2.

Working Capital Ratio Calculation

Current assets
Less current assets of Opta Minerals
Less current assets of Cleughs
Net current assets of borrower
Current liabilities of SunOpta
Less current liabilities of Opta Minerals
Less current liabilities of Cleughs
Net current liability of borrower
Less current portion subordinated debt ex Cleughs & Opta Minerals
Current liabilities less subordinated debt

Ratio
Required Minimum
Excess

IN COMPLIANCE:  Yes or No

3.

Fixed Charge Coverage Ratio Calculation

Earnings
Add back (deduct):

Tax expense
Minority Interest
Dilution gain
Interest
Interest income
Unrealized exchange (gains) losses
Amortization (per cash flow)
Non Cash Stock Option Compensation
Acquisition adjustment

Adjusted earnings to EBITDA
Less:
Cash taxes
Sustaining Capital Expenditures

Total interest expense – last 12 months

Other debt payments Total SunOpta Current Debt

Scheduled payments (Based on Schedule P) – next 12 months

Payment commitments including P & I

Ratio of EBITDA to payment/interest commitments
Required Minimum
Excess Ratio Amount

Excess EBITDA in dollars

IN COMPLIANCE:  Yes or No

4.

Funded Debt to EBITDA Calculation

Bank Indebtedness
Senior Bank Debt
Other debt and capital leases
Less Subordinate Debt
Letters of credit
Less cash and marketable securities subject to a first ranking Lien in favour of the Lenders

Total EBITDA equivalent to the sum of the following:

-

EBITDA (other than in respect of the Purity Investment)

-

[EBITDA (actual EBITDA in respect of the Purity Investment for the fiscal quarter(s) following closing of the Purity Investment along with a deemed amount of $700,000 for each fiscal quarter required to complete a four quarter EBITDA calculation in respect of the Purity Investment)]

Ratio
Required Maximum
Excess
Premium over Libor
 IN COMPLIANCE:  Yes or No

5.

Sale or Sale/Leaseback of Fixed Assets

[Name of entity or entities] sold or entered into a sale/leaseback of fixed assets giving rise to Permitted Proceeds of $€.  These Permitted Proceeds were used to [Note to Draft:  Describe what was done with Permitted Proceeds with reference to Section 5.2 of the Agreement.]

6.

Other Requirements

Capital spending during the year
Maximum approved
Excess (shortfall)
 IN COMPLIANCE:  Yes or No

SCHEDULE V

COMMITMENTS

Lender	Facility A Commitment
BMO	$25,000,000
Facility B Commitment
BMO (Chicago Branch)	US$10,000,000
Harris	US$20,000,000
Facility C Commitment
Manulife	US$15,000,000
Sun Life	US$20,000,000
Hancock	US$5,000,000
Hancock USA	US$5,000,000
Facility D Commitment
BMO (Chicago Branch)	US$10,000,000

EXHIBIT “II”

SEE THE ATTACHED SUNOPTA INC. TOWER RESTRUCTURING STEPS POWERPOINT DATED AUGUST 22, 2006 PREPARED BY PRICEWATERHOUSECOOPERS.